EXHIBIT 99.1



                                  NEWS RELEASE

                                        Company Contacts:  (972) 444-9001
                                        Investors: Frank Hopkins or Scott Rice
                                        Media and Public Affairs: Susan Spratlen


            Pioneer Reports Fourth Quarter and Full Year 2006 Results

Dallas, Texas, February 6, 2007 -- Pioneer Natural Resources Company (NYSE:PXD) today announced financial and operating results for the quarter and year ended December 31, 2006.

     o Net income for the fourth quarter was $28 million, or $.22 per diluted share.
     o Fourth quarter oil and gas sales from continuing operations averaged 100,799 barrels oil equivalent per day (BOEPD).
     o North American production for the year rose 12% from equivalent volumetric production payment (VPP) adjusted 2005 levels.
     o Total production rose 7% to 35.9 million barrels oil equivalent (MMBOE) from equivalent VPP adjusted 2005 levels. On a per share basis, total production was up 19%.
     o During 2006, 8.8 million shares were repurchased at $39.16 per share, essentially completing the $1 billion share repurchase program authorized by the board of directors in September 2005.
     o Net debt-to-book capitalization ended the year at 33%, reflecting the Company's strong balance sheet.
     o Net proved reserves of 91 MMBOE were added in 2006 at a finding and development cost of $18.36 per barrel oil equivalent (BOE), resulting in reserve replacement of 200% of production.

Income from continuing operations for the fourth quarter of 2006 was $27 million, or $.22 per diluted share, as compared to $83 million, or $.64 per diluted share, for the fourth quarter of 2005. Income from continuing operations for the fourth quarter of 2006 included the following unusual items:

     o incremental reclamation charge of $33 million ($21 million or $.17 per diluted share after taxes) resulting from the denial of the Company's application to "reef-in-place" the debris from East Cameron 322 which was destroyed in Hurricane Rita,
     o estimated insurance recoveries for debris removal associated with East Cameron 322 of $43 million ($27 million or $.22 per diluted share after taxes) and
     o a charge of $18 million ($13 million or $.11 per diluted share after taxes) related to previously drilled discoveries that had been suspended pending additional commercialization, appraisal and/or technical work.

Scott D. Sheffield, Pioneer's Chairman and CEO, stated, "Throughout 2006, we demonstrated that we can deliver strong, consistent production growth in North America. We expanded our resource base and made significant progress on two multi-year development projects. Our low-risk onshore development programs continue to deliver high returns, and with the contributions from our resource plays, especially in the Edwards Trend, and the initiation of production from the South Coast Gas project during the second half of 2007, we've laid a strong foundation for achieving our 10+% production growth target for 2007."

For the twelve months ended December 31, 2006, net income was $740 million, or $5.81 per diluted share, compared to $535 million, or $3.80 per diluted share for the prior year. Income from continuing operations was $172 million, or $1.36 per diluted share, compared to income from continuing operations of $195 million, or $1.40 per diluted share, for the same period in 2005.

Operations Review

For 2006, Pioneer posted outstanding operating results, drilling approximately 1,100 wells with 96% success. In the Permian Basin, Pioneer drilled over 300 wells in 2006, up from 190 wells during 2005, and increased Spraberry production by 21%. Successful drilling in the deeper Wolfcamp formation contributed to these strong results. The Company completed several attractive bolt-on acquisitions which added approximately 230,000 gross leasehold acres in the Spraberry field with estimated resource potential of more than 50 MMBOE.

In the Raton field, Pioneer drilled approximately 300 wells in 2006 and increased annual production by 10%, supported by pipeline expansion and improved compression. In South Texas, Pioneer focused on testing prospects with potential to further expand the Edwards Trend play, drilling six new discoveries with total program success of 88%.

In Canada, annual production rose 18% during 2006, supported by a 150-well Horseshoe Canyon CBM drilling program. In Tunisia, drilling success continued in the Adam Concession during 2006 and was extended to two adjacent blocks in early 2007. Recent discoveries in each of the three areas have tested approximately 13,000 BOPD on a combined gross basis. New 3-D seismic was acquired during 2006 to further optimize the drilling program going forward.

On the North Slope of Alaska, Pioneer completed the construction, contouring and armoring of the gravel drill site for its Oooguruk development project during 2006. Currently, winter-access construction activities are underway with development drilling anticipated to begin in late 2007 and first oil production in 2008.

Offshore South Africa, significant progress was made on the South Coast Gas project during 2006. Development wells were drilled and subsea equipment was fabricated in anticipation of first production during the second half of 2007.

Tim Dove, Pioneer's President and Chief Operating Officer, stated, "I congratulate our operations teams for their success in executing the shift in our focus to lower-risk opportunities, primarily in North America. The strong results delivered in 2006 support our confidence in our people and our expanding portfolio of growth opportunities in achieving continued success in 2007."

Financial Review

Fourth quarter oil sales averaged 25,004 barrels per day (BPD) and natural gas liquids sales averaged 18,708 BPD. Gas sales in the fourth quarter averaged 343 MMcfpd. The reported price for oil was $61.67 per barrel and included $12.58 per barrel related to deferred revenue from VPPs for which production was not recorded. The price for natural gas liquids was $32.78 per barrel. The reported price for gas was $5.67 per Mcf, including $.58 per Mcf related to deferred revenue from VPPs for which production was not recorded.

Fourth quarter production costs averaged $10.52 per BOE and were less than expected due to lower than anticipated 2006 ad valorem taxes.

Exploration and abandonment costs were $96 million for the quarter and included $44 million of unsuccessful drilling costs, $18 million of costs associated with previously drilled discoveries that will not be developed (included with unusual items noted above), $32 million of geologic and geophysical expenses, including seismic and personnel costs, and $2 million of acreage and other costs. Net activity related to the abandonment of East Cameron 322 resulted in an increase to earnings of $10 million (included with unusual items noted above and representing incremental abandonment charges of $33 million more than offset by $43 million of estimated insurance recoveries).

Comparable sales for the fourth quarter 2005, adjusted to exclude discontinued operations from asset divestitures and assuming that the 2006 VPP volumes were in place for all of the 2005 quarter, averaged 95,166 BOEPD. Adjusted to exclude only discontinued operations, sales averaged 103,906 BOEPD and included oil sales of 32,357 BPD, natural gas liquids sales of 19,568 BPD and gas sales of 312 MMcfpd. Reported prices for fourth quarter 2005 were $40.33 per barrel for oil, $37.22 per barrel for natural gas liquids and $8.10 per Mcf for gas, including $.76 per Mcf related to deferred revenue from VPPs for which production was not recorded.

Full-year 2006 oil and gas sales averaged 98,382 BOEPD, including oil sales of 24,540 BPD, natural gas liquids sales of 18,951 BPD and gas sales of 329 MMcfpd. Reported prices for 2006 were $65.51 per barrel for oil and included $12.96 per barrel related to deferred revenue from VPPs for which production was not recorded, $35.64 per barrel for natural gas liquids and $6.23 per Mcf for gas, including $.62 per Mcf related to deferred revenue from VPPs for which production was not recorded.

Comparable  oil  and  gas  sales  for  full-year  2005  (excluding  discontinued
operations  and  assuming the 2005 and 2006 VPP volumes were in place for all of
2005) averaged 91,640 BOEPD. Adjusted to exclude only discontinued operations from asset divestitures, full-year 2005 oil and gas sales averaged 101,366 BOEPD, including oil sales of 32,217 BPD, natural gas liquids sales of 17,906 BPD and gas sales of 307 MMcfpd. Reported prices for 2005 were $38.70 per barrel for oil, $32.12 per barrel for natural gas liquids and $7.02 per Mcf for gas, including $.68 per Mcf related to deferred revenue from VPPs for which production was not recorded.

Financial Outlook

First quarter 2007 production is forecasted to average 97,000 to 102,000 BOEPD, approximately 3,000 BOEPD lower than anticipated due to significant winter weather downtime in the Raton, Hugoton and West Panhandle fields during January. First quarter production costs (including production and ad valorem taxes and transportation costs) are expected to average $11.25 to $12.25 per BOE based on current NYMEX strip prices for oil and gas. Production costs per BOE are forecasted to be approximately $.25 per BOE higher in the first quarter as a result of the weather downtime and related repairs. Depreciation, depletion and amortization expense is expected to average $10.00 to $11.00 per BOE.

Total exploration and abandonment expense during the first quarter is expected to be $50 million to $90 million and could include up to $25 million of costs associated with high-impact drilling in the NPR-A on Alaska's North Slope. It could also include up to $30 million associated with lower-risk resource plays in the Edwards Trend in South Texas, Uinta/Piceance basins in the Rockies, Canada and Tunisia and up to $5 million for acreage and other expenses. In addition, exploration expense is expected to include up to $30 million for seismic investments and personnel, primarily related to the onshore resource plays Pioneer is currently progressing.

General and administrative expense is expected to be $30 million to $35 million, including performance-related compensation. Interest expense is expected to be $25 million to $28 million. Accretion of discount on asset retirement obligations is expected to be $1 million to $2 million.

The Company's first quarter effective income tax rate is expected to range from 37% to 45% based on current capital spending plans. Cash income taxes are expected to range from $5 million to $15 million, principally related to Tunisian income taxes.

The Company's financial results and oil and gas hedges are outlined on the attached schedules. First quarter 2007 amortization of deferred losses on terminated oil and gas hedges is expected to be $33 million.

Earnings Conference Call

On Wednesday, February 7 at 10:00 a.m. Eastern Time, Pioneer will discuss its quarterly financial and operating results with an accompanying presentation. The call will be webcast on Pioneer's website, www.pxd.com. At the website, select `INVESTOR' at the top of the page. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Or you may choose to dial (800) 310-1961 (confirmation code: 6881455) to listen to the call by telephone and view the accompanying visual presentation at the website above. A telephone replay will be available by dialing (888) 203-1112 (confirmation code:
6881455).

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, with operations in the United States, Canada, South Africa and Tunisia. For more information, visit Pioneer's website at www.pxd.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, third party approvals, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, availability of drilling equipment, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, the assumptions underlying production forecasts, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. Pioneer undertakes no duty to publicly update these statements except as required by law.

                        PIONEER NATURAL RESOURCES COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                              December 31,    December 31,
                                                                  2006            2005
                                                              -----------     -----------
                                                              (Unaudited)
                                     ASSETS
Current assets:
   Cash and cash equivalents                                  $     7,033     $    18,802
   Accounts receivable, net                                       199,371         337,658
   Income taxes receivable                                         24,693           1,198
   Inventories                                                     95,131          79,659
   Prepaid expenses                                                11,509          18,091
   Deferred income taxes                                           82,927         158,878
   Other current assets, net                                      115,894           9,518
                                                              -----------     -----------
        Total current assets                                      536,558         623,804
                                                              -----------     -----------
Property, plant and equipment, at cost:
   Oil and gas properties, using the successful efforts
     method of accounting                                       8,178,052       8,813,134
   Accumulated depletion, depreciation and amortization        (1,895,408)     (2,577,946)
                                                              ------------    -----------
        Total property, plant and equipment                     6,282,644       6,235,188
                                                              -----------     -----------
Deferred income taxes                                                 345               -
Goodwill                                                          309,908         311,651
Other assets, net                                                 225,944         158,591
                                                              -----------     -----------
                                                              $ 7,355,399     $ 7,329,234
                                                              ===========     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                           $   349,820     $   345,204
   Interest payable                                                31,008          40,314
   Income taxes payable                                            12,865          22,470
   Deferred revenue                                               181,232         190,327
   Other current liabilities                                      312,054         435,040
                                                              -----------     -----------
        Total current liabilities                                 886,979       1,033,355
                                                              -----------     -----------
Long-term debt                                                  1,497,162       2,058,412
Deferred income taxes                                           1,172,507         767,329
Deferred revenue                                                  483,279         664,511
Other liabilities and minority interests                          330,801         588,525
Stockholders' equity                                            2,984,671       2,217,102
                                                              -----------     -----------
                                                              $ 7,355,399     $ 7,329,234
                                                              ===========     ===========


                        PIONEER NATURAL RESOURCES COMPANY
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except for per share data)


                                                       Three months ended                Year ended
                                                           December 31,                 December 31,
                                                   -------------------------     ---------------------------
                                                      2006           2005           2006             2005
                                                   ----------     ----------     -----------     -----------

Revenues and other income:
   Oil and gas                                     $  376,905     $  419,398     $ 1,582,049     $ 1,453,240
   Interest and other                                  16,642          9,595          58,723          31,531
   Gain (loss) on disposition of assets, net           (3,707)        57,202          (7,891)         59,827
                                                   ----------     ----------     -----------     -----------
                                                      389,840        486,195       1,632,881       1,544,598
                                                   ----------     ----------     -----------     -----------
Costs and expenses:
   Oil and gas production                              97,539         93,046         398,257         346,439
   Depletion, depreciation and amortization            93,845         84,801         359,523         299,944
   Impairment of long-lived assets                          -              -               -             644
   Exploration and abandonments                        96,065         48,445         264,145         163,323
   General and administrative                          29,694         30,336         121,830         114,237
   Accretion of discount on asset retirement
     obligations                                        1,356          1,026           4,826           4,209
   Interest                                            24,104         35,075         107,032         126,086
   Hurricane activity, net                            (10,000)         7,000          32,000          39,813
   Other                                                4,688         40,698          36,280          99,437
                                                   ----------     ----------     -----------     -----------
                                                      337,291        340,427       1,323,893       1,194,132
                                                   ----------     ----------     -----------     -----------
Income from continuing operations before
     income taxes                                      52,549        145,768         308,988         350,466
Income tax provision                                  (25,472)       (62,598)       (136,666)       (155,832)
                                                   ----------     ----------     -----------     -----------
Income from continuing operations                      27,077         83,170         172,322         194,634
Income from discontinued operations, net of tax           609         57,609         567,409         339,934
                                                   ----------     ----------     -----------     -----------
Net income                                         $   27,686     $  140,779     $   739,731     $   534,568
                                                   ==========     ==========     ===========     ===========
Basic earnings per share:
   Income from continuing operations               $      .22     $      .66     $      1.39     $      1.42
   Income from discontinued operations
     net of tax                                           .01            .45            4.56            2.48
                                                   ----------     ----------     -----------     -----------
   Net income                                      $      .23     $     1.11     $      5.95     $      3.90
                                                   ==========     ==========     ===========     ===========
Diluted earnings per share:
   Income from continuing operations               $      .22     $      .64     $      1.36     $      1.40
   Income from discontinued operations,
     net of tax                                             -            .44            4.45            2.40
                                                   ----------     ----------     -----------     -----------
   Net income                                      $      .22     $     1.08     $      5.81     $      3.80
                                                   ==========     ==========     ===========     ===========
Weighted average shares outstanding:
   Basic                                              120,914        127,243         124,359         137,110
                                                   ==========     ==========     ===========     ===========
   Diluted                                            123,067        131,465         127,608         141,417
                                                   ==========     ==========     ===========     ===========


                        PIONEER NATURAL RESOURCES COMPANY
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                            Three months ended               Year ended
                                                                December 31,                December 31,
                                                        -------------------------     --------------------------
                                                            2006          2005           2006            2005
                                                        ----------     ----------     ----------     -----------

Cash flows from operating activities:
  Net income                                            $   27,686     $  140,779     $  739,731     $   534,568
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depletion, depreciation and amortization              93,845         84,801        359,523         299,944
      Impairment of long-lived assets                            -              -              -             644
      Exploration expenses, including dry holes             62,160         18,731        148,077          53,489
      Hurricane activity                                    33,000          7,000         75,000          39,813
      Deferred income taxes                                 44,391         44,228        154,911         104,987
      Loss (gain) on disposition of assets, net              3,707        (57,202)         7,891         (59,827)
      Loss on extinguishment of debt                             -              -          8,076          25,975
      Accretion of discount on asset retirement
         obligations                                         1,356          1,026          4,826           4,209
      Discontinued operations                                6,830        114,076       (537,073)        376,952
      Interest expense                                       3,520          1,844         11,042           4,399
      Commodity hedge related activity                      (2,078)        30,306        (11,498)         21,237
      Amortization of stock-based compensation               6,708          7,238         32,065          26,857
      Amortization of deferred revenue                     (47,096)       (21,817)      (190,327)        (75,773)
      Other noncash items                                    1,571         10,182         15,589          19,940
  Changes in operating assets and liabilities, net
   of effects from acquisitions
    and dispositions:
      Accounts receivable, net                             (40,454)       (82,760)       121,360        (128,015)
      Income taxes receivable                              (23,426)           382        (23,495)         (1,198)
      Inventories                                            4,053        (15,281)       (48,060)        (36,948)
      Prepaid expenses                                       4,517            201          4,808          (7,504)
      Other current assets, net                            (44,531)          (484)       (42,484)            972
      Accounts payable                                     (14,832)        60,335        (36,085)         83,960
      Interest payable                                       4,976         18,842         (6,500)         (7,115)
      Income taxes payable                                 (21,515)         3,345         (3,695)          8,950
      Other current liabilities                             (6,230)         1,677        (28,854)        (13,362)
                                                       -----------     ----------     ----------     -----------
Net cash provided by operating activities                   98,158        367,449        754,828       1,277,154
Net cash provided by (used in) investing
  activitites                                             (452,597)      (217,514)       145,515          84,734
Net cash provided by (used in) financing
  activities                                               261,683       (195,552)      (913,543)     (1,353,634)

Net increase (decrease) in cash and cash
  equivalents                                              (92,756)       (45,617)       (13,200)          8,254
Effect of exchange rate changes on cash and
  cash equivalents                                            (283)           (89)         1,431           3,291
Cash and cash equivalents, beginning of period             100,072         64,508         18,802           7,257
                                                        ----------     ----------     ----------     -----------
Cash and cash equivalents, end of period                $    7,033     $   18,802     $    7,033     $    18,802
                                                        ==========     ==========     ==========     ===========

                        PIONEER NATURAL RESOURCES COMPANY
                        SUMMARY PRODUCTION AND PRICE DATA
                                   (Unaudited)


                                                         Three months ended         Year ended
                                                             December 31,           December 31,
                                                        -------------------     -------------------
                                                          2006        2005        2006        2005
                                                        -------     -------     -------     -------

Average Daily Sales Volumes
  from Continuing Operations:
   Oil (Bbls) -                          U.S.            18,639      23,877      17,716      21,942
                                         Canada             347         258         311         210
                                         Africa           6,018       8,222       6,513      10,065
                                                        -------     -------     -------     -------
                                         Worldwide       25,004      32,357      24,540      32,217
                                                        =======     =======     =======     =======

   Natural gas liquids (Bbls) -          U.S.            18,156      19,087      18,488      17,403
                                         Canada             552         481         463         503
                                                        -------     -------     -------     -------
                                         Worldwide       18,708      19,568      18,951      17,906
                                                        =======     =======     =======     =======

   Gas (Mcf) -                           U.S.           291,509     274,671     284,732     271,033
                                         Canada          46,280      37,220      43,420      36,427
                                         Africa           4,740           -       1,195           -
                                                        -------     -------     -------     -------
                                         Worldwide      342,529     311,891     329,347     307,460
                                                        =======     =======     =======     =======

Average Daily Sales Volumes
  from Discontinued Operations:
   Oil (Bbls) -                          U.S.                 -       4,688       2,400       5,280
                                         Argentina            -       7,564       2,515       7,869
                                         Canada               -           -           -          28
                                                        -------     -------     -------     -------
                                         Worldwide            -      12,252       4,915      13,177
                                                        =======     =======     =======     =======

   Natural gas liquids (Bbls) -          U.S.                 -           -           -          65
                                         Argentina            -       1,854         421       1,824
                                         Canada               -           -           -         112
                                                        -------     -------     --------    -------
                                         Worldwide            -       1,854         421       2,001
                                                        =======     =======     =======     =======

   Gas (Mcf) -                           U.S.               (36)    175,615      36,038     230,171
                                         Argentina            -     140,025      43,905     137,032
                                         Canada            (114)          -          14       6,489
                                                        -------     -------     -------     -------
                                         Worldwide         (150)    315,640      79,957     373,692
                                                        =======     =======     =======     =======

Average Reported Prices (a):
   Oil (per Bbl) -                       U.S.           $ 62.45     $ 33.71     $ 65.73     $ 32.01
                                         Canada         $ 54.02     $ 52.99     $ 65.57     $ 52.12
                                         Africa         $ 59.72     $ 59.16     $ 64.91     $ 53.00
                                         Worldwide      $ 61.67     $ 40.33     $ 65.51     $ 38.70

   Natural gas liquids (per Bbl) -       U.S.           $ 32.47     $ 36.80     $ 35.24     $ 31.72
                                         Canada         $ 43.23     $ 53.88     $ 51.47     $ 45.79
                                         Worldwide      $ 32.78     $ 37.22     $ 35.64     $ 32.12

   Gas (per Mcf) -                       U.S.           $  5.72     $  7.73     $  6.15     $  6.94
                                         Canada         $  5.33     $ 10.83     $  6.75     $  7.67
                                         Africa         $  5.97     $     -     $  5.97     $     -
                                         Worldwide      $  5.67     $  8.10     $  6.23     $  7.02

-----------
(a) Average prices are attributable to continuing operations and include the results of hedging activities and amortization of VPP deferred revenue.

                        PIONEER NATURAL RESOURCES COMPANY
                    SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
                                 (in thousands)
                                   (Unaudited)


     EBITDAX and discretionary cash flow ("DCF") (as defined below) are presented herein, and reconciled to the generally accepted accounting principle ("GAAP") measures of net income and net cash provided by operating activities because of their wide acceptance by the investment community as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. The Company also views the non-GAAP measures of EBITDAX and DCF as useful tools for comparisons of the Company's financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX and DCF should not be considered as alternatives to net income or net cash provided by operating activities, as defined by GAAP.

                                                            Three months ended                Year ended
                                                                December 31,                 December 31,
                                                        -------------------------     -------------------------
                                                            2006          2005            2006           2005
                                                        ----------     ----------     ----------     ----------

   Net income                                           $   27,686     $  140,779     $  739,731     $  534,568
   Depletion, depreciation and amortization                 93,845         84,801        359,523        299,944
   Impairment of long-lived assets                               -              -              -            644
   Exploration and abandonments                             96,065         48,445        264,145        163,323
   Hurricane activity                                       33,000          7,000         75,000         39,813
   Loss on extinguishment of debt                                -              -          8,076         25,975
   Accretion of discount on asset retirement
     obligations                                             1,356          1,026          4,826          4,209
   Interest expense                                         24,104         35,075        107,032        126,086
   Income tax provision                                     25,472         62,598        136,666        155,832
   Loss (gain) on disposition of assets, net                 3,707        (57,202)         7,891        (59,827)
   Discontinued operations                                   3,023        115,353       (385,737)       392,854
   Commodity hedge related activity                         (2,078)        30,306        (11,498)        21,237
   Amortization of stock-based compensation                  6,708          7,238         32,065         26,857
   Amortization of deferred revenue                        (47,096)       (21,817)      (190,327)       (75,773)
   Other noncash items                                       1,571         10,182         15,589         19,940
                                                        ----------     ----------      ---------      ---------
       EBITDAX (a)                                         267,363        463,784      1,162,982      1,675,682

   Less:  Cash interest expense                            (20,584)       (33,231)       (95,990)      (121,687)
          Current income taxes                              22,726        (18,375)      (130,936)       (57,683)
                                                        ----------     ----------      ---------      ---------
          Discretionary cash flow (b)                      269,505        412,178        936,056      1,496,312

   Less:  Cash exploration expense                         (33,905)       (30,986)      (118,223)      (118,898)
          Changes in operating assets and
            liabilities                                   (137,442)       (13,743)       (63,005)      (100,260)
                                                        ----------     ----------      ---------     ----------
   Net cash provided by operating activities            $   98,158     $  367,449     $  754,828     $1,277,154
                                                        ==========     ==========      =========     ==========

------------
(a) "EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of long-lived assets; exploration and abandonments; hurricane activity; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; loss on extinguishment of debt; effects from discontinued operations; commodity hedge related activity; stock-based compensation; amortization of deferred revenue; and other noncash items.
(b) Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities and before cash exploration expense.

                        PIONEER NATURAL RESOURCES COMPANY

                            SUPPLEMENTAL INFORMATION
                             As of February 5, 2007

                         Open Commodity Hedge Positions


                                                            2007
                                       -----------------------------------------------
                                        First       Second        Third       Fourth
                                       Quarter      Quarter      Quarter      Quarter        Year         2008
                                       --------     --------     --------     --------     --------     -------
Average Daily Oil Production
Hedged:
    Swap Contracts:
    Volume (Bbl)                            689            -            -            -          170       4,000
    NYMEX price (Bbl)                  $  30.58     $      -     $      -     $      -     $  30.58     $ 32.00

Average Daily Gas Production
Hedged:
    Swap Contracts:
    Volume (MMBtu)                      107,063      185,000      185,000      185,000      165,783       15,000
    NYMEX price (MMBtu) (a)            $   8.69     $   8.54     $   8.54     $   8.54     $   8.56     $  9.10
    Collar Contracts:
    Volume (MMBtu)                       25,000            -            -            -        6,164           -
    NYMEX price (MMBtu) (a)
       Ceiling                         $  12.82     $      -     $      -     $      -     $  12.82     $     -
       Floor                           $  10.00     $      -     $      -     $      -     $  10.00     $     -

---------------
(a)  Approximate, based on historical differentials to index prices.


           Amortization of Volumetric Production Payment Proceeds and
                          Derivative Gains and (Losses)
                                 (in thousands)


                                                             2007
                                       ----------------------------------------------
                                         First       Second       Third       Fourth
                                        Quarter      Quarter     Quarter      Quarter       2008     Thereafter    Total
                                       ---------    ---------    ---------   ---------    --------   ----------  ---------
Unamortized VPP proceeds, net of
  transaction costs                    $  43,564    $  43,828    $  44,058   $  43,766    $152,304   $ 308,018   $ 635,538
Net hedge obligations assigned             1,470        1,495        1,520       1,531       5,834      17,123      28,973
                                       ---------    ---------    ---------   ---------    --------   ---------   ---------
Total deferred revenue (a)                45,034       45,323       45,578      45,297     158,138     325,141     664,511
Less derivative gains and (losses)
  to be recognized in pretax
  earnings (b)                            (3,765)         148          424        (347)     (4,373)    (12,744)    (20,657)
                                       ---------    ---------    ---------   ---------    --------   ---------   ---------
Total VPP impact to pretax earnings    $  41,269    $  45,471    $  46,002   $  44,950    $153,765   $ 312,397   $ 643,854
                                       =========    =========    =========   =========    ========   =========   =========

--------------
(a) Deferred revenue will be amortized as increases to oil and gas revenues during the indicated future periods.
(b) Represents the remaining pretax earnings impact of the derivatives assigned in the VPPs, which will be reflected in oil and gas revenues.

                        PIONEER NATURAL RESOURCES COMPANY

                            SUPPLEMENTAL INFORMATION
                             As of February 5, 2007
                                   (continued)


                    Deferred Losses on Terminated Hedges (a)
                                 (in thousands)

                                                       2007
                                 ----------------------------------------------
                                   First       Second       Third       Fourth
                                  Quarter      Quarter     Quarter      Quarter       2008     Thereafter    Total
                                 ---------    ---------    --------    ---------    --------   ----------   ---------
Commodity hedge losses (b)       $ (33,388)   $ (38,849)  $ (38,410)   $ (36,220)  $ (94,653)   $       -   $(241,520)
Debt hedge losses (c)                  (58)         (87)        (89)         (91)       (371)      (4,413)     (5,109)
                                 ---------    ---------   ---------    ---------   ---------    ---------   ---------
Total deferred losses            $ (33,446)   $ (38,936)  $ (38,499)   $ (36,311)  $ (95,024)   $  (4,413)  $(246,629)
                                 =========    =========   =========    =========   =========    =========   =========

--------------
(a)  Excludes deferred hedge gains and losses on terminated VPPs.
(b) Deferred commodity hedge losses will be amortized as decreases to oil and gas revenues during the indicated future periods.
(c) Deferred debt hedge losses will be amortized as increases to interest expense during the indicated future periods.